UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2009

FNDS3000 CORP

(Exact name of registrant as specified in its charter)

Delaware	333-138512	51-0571588
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4651 Salisbury Road, Suite 485

Jacksonville, Florida 32256

(Address of principal executive offices)

(904) 273-2702

(Registrant’s telephone number, including area code)

Copies to:

Stephen M. Fleming, Esq.

Law Offices of Stephen M. Fleming PLLC

110 Wall Street, 11th Floor

New York, New York 10005

Phone: (516) 833-5034

Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation.

Item 3.02	Unregistered Sales of Equity Securities.

November 2009 Financing

On November 2, 2009, to obtain funding for the development of the business, FNDS3000 Corp (the “Company”) entered into a Securities Purchase Agreement (the “November 2009 Agreement”) with Sherington Holdings, LLC (“Sherington”) pursuant to which Sherington agreed to purchase (i) 10,000,000 shares of Common Stock (the “November 2009 Shares”) at a purchase price of $0.15 per share and (ii) a common stock purchase warrant to purchase 10,000,000 shares of common stock at an exercise price of $0.175 per share (the “November 2009 Warrant”). The Company issued and sold the November 2009 Shares and the November 2009 Warrant in two separate closings, the first of which occurred on November 2, 2009, pursuant to which the Company issued and Sherington acquired 3,333,333 November 2009 Shares and a November 2009 Warrant to purchase 3,333,333 shares of common stock for an aggregate purchase price of $500,000. In addition, on November 30, 2009, the Company issued and Sherington acquired 6,666,667 November 2009 Shares and a November 2009 Warrant to purchase 6,666,667 shares of common stock for an aggregate purchase price of $1,000,000 (the “Second Closing”). The Company reimbursed Sherington for travel expenses incurred by the Company, which were past due in the amount of $140,000 at the second closing. In addition, Sherington has secured the services of a consultant associated with Sherington to assist the Company in extending its mobile banking initiative. The consultant shall provide its services for a period of 13 months, which commenced on October 1, 2009. The parties have valued the contribution at approximately $250,000. Sherington will pay the salary and benefits or consulting fees of this consultant, without seeking reimbursement from the Company, the timing and scope of such services to be reasonably determined from time to time by Company management.

The November 2009 Warrants are exercisable for a period of two years from the date of issuance. The exercise price of the November 2009 Warrant is subject to full ratchet and anti-dilution adjustment for subsequent lower-price stock issuances by the Company, as well as customary adjustments, provisions for stock splits, stock dividends, recapitalizations and the like.

The Company was required, pursuant to the November 2009 Agreement, to raise $300,000 (the “Supplemental Capital Raise”) through the sale of 1,714,286 shares of common stock to certain accredited investors (the “Additional Investors”) at a purchase price of $0.175 per share. The Additional Investors were also entitled to receive common stock purchase warrants to purchase 1,714,286 shares of common stock at a price of $0.175 per share. If, two days prior to the second closing, the Company has raised at least $200,000 but has not secured a full commitment to raise the Supplemental Capital Raise (the “Shortfall”), then Sherington and the Company agreed that Sherington will purchase the amount of the Shortfall, which shall not exceed $100,000, at a price of $0.15 per share. In connection with the Supplemental Capital Raise, various accredited investors purchased 1,251,429 shares of common stock and related warrants to purchase common stock for a total purchase price of $219,000. In addition, as part of the Shortfall, Sherington acquired 540,000 shares of common stock and related warrants to purchase common stock for a total purchase price of $81,000.

Amendment to the July 2009 Financing

On July 1, 2009, the Company entered into the First Amendment to the Amended and Restated Note Purchase Agreement (the “First Amended Agreement”) with Sherington, which amended the Amended and Restated Note Purchase Agreement entered by and between the Company and Sherington on December 1, 2008 (the “Amended Agreement”). The First Amended Agreement provided for a decrease in the minimum number of card sales required to be sold in South Africa from 150,000 prior to July 31, 2009 to 100,000 on or prior to September 30, 2009 (the “Target”). In connection with the First Amended Agreement, on July 1, 2009, the Company issued that certain Second Amended and Restated Secured Convertible Promissory Note in the principal amount of $1,000,000 (the “July 2009 Note”). As the Company has not achieved the Target resulting in a default under the July 2009 Note, the Company and Sherington entered into the Forbearance and Note Modification Agreement (the “Forbearance Agreement”) dated November 2, 2009, pursuant to which Sherington has agreed to temporarily forbear from exercising its rights and remedies with respect to the default until January 31, 2010. If the Company satisfied the Target prior to January 31, 2010, then the default shall be waived.

Further, pursuant to the Forbearance Agreement, the July 2009 Note was amended to extend the maturity date to the earliest of the close of business on February 28, 2010 or upon or after the occurrence of an event of default (as defined in the July 2009 Note) and the conversion price was reduced to $0.15 per share. Further, the July 2009 Note may not be redeemed or prepaid prior to February 28, 2010 without the prior written consent of Sherington.

Pursuant to the Amended Agreement, the Company issued that certain Amended and Restated Warrant to Purchase Common Stock (the “July 2009 Warrant”). In accordance with the November 2009 Agreement, the July 2009 Warrant was cancelled and replaced with the Second Amended and Restated Warrant to Purchase Common Stock dated November 2, 2009, which, in turn, was replaced with the Third Amended and Restated Warrant to Purchase Common Stock dated November 30, 2009 (the “Restated November 2009 Warrant”). The Restated November 2009 Warrant provides that Sherington is entitled to purchase from the Company an aggregate of 19,963,263 shares of common stock of the Company at a price equal to $0.35 per share through December 31, 2013. Notwithstanding the foregoing, the Restated November 2009 Warrant shall only be exercisable so that Sherington may maintain its percentage interest in the Company of approximately 57% and is only exercisable by Sherington if and when there has occurred a full or partial exercise of any derivative securities of the Company outstanding as of July 1, 2009 (but excluding the securities held by Sherington and the Restated November 2009 Warrant). The exercise price of the Restated November 2009 Warrant is subject to full ratchet and anti-dilution adjustment for subsequent lower price issuances by the Company, as well as customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like.

On January 6, 2009, the Company and Sherington entered into a Registration Rights Agreement pursuant to which the Company provided Sherington with the right to demand the filing of two registration statements registering the shares of common stock, the shares of common stock underlying a common stock purchase warrant and the shares of common stock issuable upon conversion of the July 2009 Note. The Company and Sherington have amended the Registration Rights Agreement on July 1, 2009, November 2, 2009 and November 30, 2009, whereby the definition of registrable securities was further expanded.

The securities were offered and sold to Sherington in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated under Regulation D thereunder. Sherington is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

The foregoing information is a summary of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of such agreements, a copy of which are attached as an exhibit to this Current Report on Form 8-K/A. Readers should review such agreement for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

4.1	Forbearance and Note Modification Agreement issued to Sherington Holdings, LLC dated November 2, 2009 (1)

4.2	Warrant to Purchase Common Stock, issued in the name of Sherington Holdings, LLC, dated November 2, 2009 (1)

4.3	Second Amended and Restated Warrant to Purchase Common Stock issued to Sherington Holdings, LLC dated November 2, 2009 (1)

4.4	Third Amended and Restated Warrant to Purchase Common Stock issued to Sherington Holdings, LLC dated November 30, 2009

4.5	Warrant to Purchase 6,666,667 shares of Common Stock issued to Sherington Holdings, LLC dated November 30, 2009

4.6	Warrant to Purchase 540,000 shares of Common Stock issued to Sherington Holdings, LLC dated November 30, 2009

4.7	Form of Warrant to purchase Common Stock issued to accredited investors dated November 30, 2009

99.1	Securities Purchase Agreement, dated November 2, 2009, by and between the Company and Sherington Holdings, LLC* (1)

99.2	Second Amendment to the Registration Rights Agreement, dated November 2, 2009, by and between the Company and Sherington Holdings, LLC (1)

99.3	First Amendment to the Securities Purchase Agreement, dated November 30, 2009, by and between the Company and Sherington Holdings, LLC

99.4	Third Amendment to the Registration Rights Agreement, dated November 30, 2009, by and between the Company and Sherington Holdings, LLC

99.5	Securities Purchase Agreement, dated November 30, 2009, by and between the Company and various accredited investors

*	Portions of this exhibit have been redacted pursuant to a request for confidential treatment submitted to the Securities Exchange Commission.
(1)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on November 5, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNDS3000 CORP

Date: December 4, 2009	/s/ JOSEPH F. MCGUIRE
Joseph F. McGuire
Chief Financial and Accounting Officer